                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                  [ ]  Confidential, For Use of
                                                      the Commission Only (as
                                                      permitted by Rule
                                                      14a-6(e)(2))

[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Metropolitan Financial Corp.
               --------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     ----------------------------------------------------------------------
    (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):


[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                                                   ------------------
(2) Aggregate number of securities to which transaction applies:
                                                                ---------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                --------------------------
(4) Proposed maximum aggregate value of transaction:
                                                    ----------------------
(5) Total fee paid:
                   ----------------------------------
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
                           -----------------------------------
(2) Form, Schedule or Registration Statement no.:
                                                 --------------------------
(3) Filing Party:
                 -----------------------------------
(4) Date Filed:
               -------------------------------------

                               [Metropolitan Logo]


                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

                                                                  April 10, 1997



Dear Shareholder:

        On behalf of the Board of Directors, I cordially invite you to attend the 1997 Annual Meeting of Shareholders of Metropolitan Financial Corp., which will be held at our executive offices, 6001 Landerhaven Drive, Mayfield Heights, Ohio, at 11:00 a.m., local time, on Tuesday, May 20, 1997.

        All holders of record of shares of Common Stock of Metropolitan Financial Corp. as of March 27, 1997, are entitled to vote at the 1997 Annual Meeting.

        As described in the accompanying Notice and Proxy Statement, you will be asked to vote on the election of three directors for three-year terms expiring in 2000 and to ratify the appointment of independent auditors for 1997.

        The accompanying Notice and Proxy Statement and the Annual Report for the year ended December 31, 1996, are being mailed to shareholders on or about April 10, 1997.

        Your vote is very important, regardless of the number of shares you own. I urge you to complete, sign, and date each proxy card you receive and return it as soon as possible in the postage-paid envelope provided, even if you currently plan to attend the 1997 Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Thank you for your consideration of these matters and please vote today.

                                            Sincerely,



                                             /s/ Robert M. Kaye

                                             ROBERT M. KAYE
                                             Chairman of the Board

                               [Metropolitan Logo]

                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 20, 1997





        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Metropolitan Financial Corp. will be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio, on Tuesday, May 20, 1997, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors to serve for terms expiring in 2000.

          2. To ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan Financial Corp.'s independent auditors for the fiscal year ending December 31, 1997.

          3. To transact such other business as may properly come before the 1997 Annual Meeting or any postponement or adjournment thereof.

          The Board of Directors has selected March 27, 1997, as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the 1997 Annual Meeting or any postponement or adjournment thereof.


                                        By Order of the Board of Directors


                                        /s/ Malvin E. Bank

                                        MALVIN E. BANK
                                        Secretary


April 10, 1997

                              [Metropolitan Logo]

                          METROPOLITAN FINANCIAL CORP.
                             6001 Landerhaven Drive
                          Mayfield Heights, Ohio 44124

                          ---------------------------
                                PROXY STATEMENT
                          ---------------------------


              INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

        This Proxy Statement is furnished to shareholders of Metropolitan Financial Corp. ("Metropolitan" or the "Corporation") in connection with the solicitation on behalf of the Corporation's Board of Directors of proxies to be voted at the 1997 Annual Meeting of Shareholders of Metropolitan (the "1997 Annual Meeting") to be held at 6001 Landerhaven Drive, Mayfield Heights, Ohio on Tuesday, May 20, 1997, and at any postponement or adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying form of proxy is April 10, 1997.

        The Board of Directors of Metropolitan has selected March 27, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the 1997 Annual Meeting. A total of 3,525,635 shares of Common Stock, without par value, of the Corporation (the "Common Shares"), were outstanding at the close of business on that date. Shareholders will be entitled to cast one vote for each Common Share held by them of record at the close of business on the record date on each matter to be considered at the 1997 Annual Meeting.

                              ELECTION OF DIRECTORS

        In accordance with Metropolitan's Amended and Restated Code of Regulations (the "Regulations"), the Board of Directors has established the size of the Board at 11 members, divided into two classes of four members and one class of three members. The terms of the three classes as of the 1997 Annual Meeting will expire in 1998, 1999 and 2000, respectively. Proxies solicited by the Board of Directors will be voted for each of the nominees listed below unless the shareholder specifies otherwise in the proxy. At the election of directors, the properly nominated candidates receiving the greatest number of votes shall be elected.

        Three nominees for terms expiring in 2000 are listed below. Each of the nominees is currently a director of the Corporation, and each has indicated his or her willingness to serve if reelected. If any nominee becomes unable to accept nomination or election, the proxy cards (unless a contrary specification is properly made on the proxy card) will be voted for the election of such other person, if any, as shall be recommended by the Board of Directors or for holding a vacancy to be filled by the Board at a later date.

        The following table sets forth the names of and certain information, including any positions held with Metropolitan Savings Bank of Cleveland (the "Bank"), a wholly-owned subsidiary of the Corporation, with respect to the three nominees for director and directors whose term of office will continue after the 1997 Annual Meeting. All persons who serve as directors of the Corporation also serve as directors of the Bank.



                                                                FOR TERM      POSITIONS CURRENTLY HELD
                                             DIRECTOR              TO            WITH METROPOLITAN AND
NOMINEES FOR DIRECTOR             AGE          SINCE             EXPIRE              THE BANK
---------------------             ---          -----             ------       ------------------------

Lois K. Goodman                   63           1994               2000       Director of Metropolitan and
                                                                             the Bank

Marguerite B. Humphrey            55           1994               2000       Director of Metropolitan and
                                                                             the Bank

Alfonse M. Mattia                 55           1996               2000       Director of Metropolitan and
                                                                             the Bank

                                                                              POSITIONS CURRENTLY HELD
                                             DIRECTOR             TERM           WITH METROPOLITAN AND
CONTINUING DIRECTORS              AGE          SINCE            EXPIRING             THE BANK
--------------------              ---          -----            --------      -------------------------

Robert M. Kaye                    60           1987               1999       Chairman of Metropolitan and
                                                                             Chairman of the Bank

David G. Lodge                    57           1991               1999       President, Assistant Secretary,
                                                                             Assistant Treasurer and Director
                                                                             of Metropolitan and President and
                                                                             Director of the Bank

Malvin E. Bank                    66           1991               1999       Secretary, Assistant Treasurer
                                                                             and Director of Metropolitan
                                                                             and Secretary and Director of the
                                                                             Bank

David P. Miller                   64           1992               1999       Treasurer, Assistant Secretary and
                                                                             Director of Metropolitan
                                                                             and Director of the Bank

Ralph D. Ketchum                  71           1991               1998       Director of Metropolitan and
                                                                             the Bank

James A. Karman                   59           1992               1998       Director of Metropolitan and
                                                                             the Bank

Robert R. Broadbent               75           1992               1998       Director of Metropolitan and
                                                                             the Bank

Marjorie M. Carlson               56           1994               1998       Director of Metropolitan and
                                                                             the Bank
 ------------


        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.


        During the past five years, the business experience of each of the directors and executive officers has been as follows:

NOMINEES

        Ms. Goodman has served as a Director of Metropolitan and the Bank since 1994. Since 1991, she has been President of the Work & Family Consulting Group, Inc., a consulting service for employers on managing working families. Ms. Goodman is also a member of the Board of Trustees for the Cleveland Opera, the Jewish Community Federation, Starting Point and Eldred Theater.

        Ms. Humphrey has served as a Director of Metropolitan and the Bank since 1994. Ms. Humphrey developed and implemented workshops for trustee education for the Cultural Arts Trustee Forum at the Cleveland Mandel Center from 1992 to 1995. She is a trustee for the American Symphony Orchestra League, the Cleveland Institute of Music, the Musical Arts Association, Rainbow Babies and Children's Hospital and the Cleveland Zoological Society.

        Mr. Mattia has served as a consultant to the Bank since 1987 and as a Director of Metropolitan and the Bank since 1996. Mr. Mattia is a CPA and a founding partner of Amper, Politziner & Mattia, a New Jersey-based accounting and consulting firm. Mr. Mattia serves on the Quality Assurance Committee of the AICPA and is co-Chairman of the Rutgers University Family Business Forum.

CONTINUING DIRECTORS

        Mr. Kaye has served as Chairman of Metropolitan and the Bank since
1987. He has also served as President of Planned Residential Communities, Inc. since 1960. Planned Residential Communities, Inc. is actively engaged in every aspect of multifamily housing from new construction and rehabilitation to acquisition and management. He has also been a member of the Corporate Council of the Cleveland Museum of Art since its inception in 1993 and has been a member of the Board of Trustees of the College of New Jersey since 1980 and of The Peddie School since 1988.

        Mr. Lodge joined Metropolitan in December 1988 as Executive Vice President. He has served as President of Metropolitan and the Bank since August 1991. Mr. Lodge has also served as Director of Metropolitan and the Bank since 1991 and as Assistant Secretary and Assistant Treasurer of Metropolitan since 1992. Mr. Lodge has served as a Director of University Circle Incorporated and Vocational Guidance Services since 1994 and became a member of the Board of Trustees of The Cleveland Playhouse in June 1995.

        Mr. Bank has served as a Director and as Secretary of Metropolitan and the Bank since 1991. Mr. Bank also serves as Assistant Treasurer of Metropolitan. Mr. Bank is a senior partner with the Cleveland law firm of Thompson Hine & Flory LLP. Mr. Bank also serves as a Director of Oglebay Norton Company.

        Mr. Miller has served as a Director of Metropolitan and the Bank since 1992. Mr. Miller also serves as Treasurer and Assistant Secretary of Metropolitan. Since 1986, Mr. Miller has been the Chairman and Chief Executive Officer of Columbia National Group, Inc., a Cleveland-based scrap and waste materials wholesaler and steel manufacturer. He is currently commissioner of the Ohio Lottery.

        Mr. Ketchum has served as a Director of Metropolitan and the Bank since 1991. Since 1987, Mr. Ketchum has been President of RDK Capital Inc., a general partner in a partnership formed for the purposes of acquiring and managing companies serving the aircraft industry. Prior thereto, he was a Senior Vice President and Group Executive for the General Electric Company, Lighting Group. Mr.

Ketchum is also a member of the Board of Directors of Oglebay Norton Company, Thomas Industries, Pacific Scientific and Lithium Technology Corp.

          Mr. Karman has served as a Director of Metropolitan and the Bank since 1992. Mr. Karman has been affiliated with RPM, Inc. since 1963, and in 1978 he became President of RPM, Inc., a manufacturer of protective coatings, sealants and specialty chemicals. Mr. Karman serves as a member of the Board of Directors of RPM, Inc., McDonald & Company Investments, Inc., A. Schulman, Inc. and Shiloh Industries, Inc. Mr. Karman also serves as a member of the Board of Trustees of the Musical Arts Association, the Boys & Girls Club of Cleveland, Hiram College and Boys Hope, and is a member of the Corporate Council, Cleveland Museum of Art.

          Mr. Broadbent has served as a Director of Metropolitan and the Bank since 1992. From 1984 to 1989, Mr. Broadbent served as Chairman and Chief Executive Officer of The Higbee Company, a Cleveland-based clothing and housewares retailer. Mr. Broadbent served as the Chairman of the Rock and Roll Hall of Fame Museum, Inc. until May 1994 and is now on the advisory board. Mr. Broadbent also serves as a Director of PICO Holding, Inc., as well as a Trustee of the Murphy Foundation.

          Ms. Carlson has served as a Director of Metropolitan and the Bank since 1994. She also is the Director of Development for the Cleveland Foundation. Ms. Carlson is a member of the Board of Trustees of the College of Wooster, the Musical Arts Association, the Playhouse Square Foundation, and is a Director of the National Committee on Planned Giving.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

          Patrick W. Bevack, 50, has been Executive Vice President of the Bank since May 1992. Mr. Bevack became Treasurer and Assistant Secretary of the Bank in 1993. Prior to joining Metropolitan, Mr. Bevack was Executive Vice President of TransOhio Savings Bank.

          Michael DiAsio, 33, joined Metropolitan in 1990 as a commercial loan underwriter. Later, Mr. DiAsio was named Vice President of Commercial Real Estate Lending, and in September of 1996, he was promoted to the position of Senior Vice President. Prior to joining Metropolitan, he was Manager of Commercial Real Estate Lending for County Savings Bank of Columbus, Ohio.

BOARD MEETINGS AND COMMITTEES

          The Board of Directors of the Corporation has regular quarterly meetings and held three meetings in 1996. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Corporation during the periods that he or she served in 1996.

          All persons who serve as directors of the Corporation also serve as directors of the Bank. The Board of Directors of the Bank has regular monthly meetings and held 12 meetings in 1996. The Board of Directors of the Bank has established various committees to whom certain responsibilities have been delegated, including an Audit Committee and a Compensation and Organization Committee. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank and meetings of committees of the Board of the Bank on which he or she served during 1996.

          The Compensation and Organization Committee of the Bank currently consists of Messrs. Kaye, Bank, Ketchum and Karman. The Compensation and Organization Committee is responsible for reviewing and recommending compensation with respect to Mr. Kaye and Mr. Lodge. The Compensation and Organization Committee held three meetings in 1996.

        The Audit Committee of the Bank consists of Messrs. Bank, Miller, Ketchum, Karman, Mattia and Broadbent and Ms. Humphrey. The Audit Committee makes recommendations to the Board of Directors as to the engagement of independent auditors to perform audit and non-audit services, reviews the scope and results of their services, oversees the internal audit function, and reviews the systems of internal control and audit with management and the independent auditors. The Audit Committee held four meetings in 1996.

        Neither Metropolitan nor the Bank have a standing nominating committee of the Board of Directors (or another standing committee performing similar functions). Metropolitan's Regulations provide that only persons nominated in accordance with the procedures set forth therein shall be eligible for election as directors. Shareholder nominations must be made pursuant to written notice received by the Corporation not less than 60 days nor more than 90 days prior to the meeting, provided, however, that in the event that less than 75 days' notice to the shareholders or prior public disclosure of the date of the meeting is given or made, the written notice of such shareholder's intent to make such nomination must be given to the Secretary not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Any shareholder recommendation for a director nominee should contain background information concerning the recommended nominee, including, (a) the name, age, business, and residence address of such person; (b) the principal occupation or employment of such person for the last five years; (c) the class and number of Metropolitan Common Shares that are beneficially owned by such person; (d) all positions of such person as a director, officer, partner, employee or controlling shareholder of any corporation or other business entity; (e) any prior position as a director, officer or employee of a depository institution or any company controlling a depository institution; (f) certain information relating to such person which would be required to be disclosed in a proxy statement; and (g) the written consent of such individual to serve if nominated or elected. Any shareholder recommendation should also include, as to the shareholder giving the written notice, (a) the name and record address of such shareholder; (b) a representation that the shareholder is a holder of record of shares of Metropolitan entitled to vote at such meeting; (c) a description of all arrangements or understandings between the shareholder and such recommended person and any other person or persons (naming such person or persons); and (d) the class and number of Metropolitan Common Shares beneficially owned by the nominating shareholder.

DIRECTOR COMPENSATION

        For their services as directors, each member of the Board of Directors of the Bank who is not an employee of Metropolitan or the Bank receives a monthly consulting fee of $1,000. The Chairman of the Board of the Bank and all other members of the Board of the Bank, who are not employees of Metropolitan or the Bank, receive a $250 attendance fee for each meeting of the Board attended. Beginning in May of 1997, the attendance fee for each meeting of the Board of Directors will be increased to $500. Members of the Board of Directors of Metropolitan receive no fees for their services as such.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of Metropolitan's Board of Directors consists of Messrs. Kaye, Bank, Ketchum and Karman.

        Mr. Kaye, the Chairman of the Board, is the sole shareholder of Planned Residential Communities, Inc. which receives a $96,000 annual fee for employee benefit related services and multifamily property consulting services provided to Metropolitan.

        The law firm of Thompson Hine & Flory LLP, of which Malvin E. Bank is a partner, provided legal services to Metropolitan in 1996 and during the current fiscal year.

        Several of the directors and executive officers of Metropolitan purchased subordinated notes from Metropolitan during the Corporation's 1993 private offering of 10% subordinated notes maturing December 31, 2001 (the "1993 Subordinated Notes"). These purchases were made on the same terms and at the same prices offered to unaffiliated investors. Mr. Kaye holds $515,000 principal amount of 1993 Subordinated Notes and Mr. Ketchum holds $200,000 principal amount of 1993 Subordinated Notes.

CERTAIN TRANSACTIONS

        The accounting firm of Amper, Politziner & Mattia, of which Alfonse M. Mattia is a partner, provided tax services to Metropolitan in 1996 and during the current fiscal year.

        As noted above, several of the directors and executive officers of Metropolitan purchased 1993 Subordinated Notes from Metropolitan during the private offering of the 1993 Subordinated Notes. These purchases were made on the same terms and at the same prices offered to unaffiliated investors. David Miller holds $200,000 principal amount of 1993 Subordinated Notes. In addition, the Metropolitan Savings Bank of Cleveland 401(k) Plan and the Planned Residential Communities Management Co. Inc. and Affiliates 401(k) Plan jointly own $400,000 principal amount of 1993 Subordinated Notes. The Amper, Politziner & Mattia Profit Sharing Trust, of which Alfonse M. Mattia is a trustee, holds $200,000 principal amount of 1993 Subordinated Notes.

        The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with Metropolitan's and the Bank's directors, officers, shareholders and associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with other persons, and that do not involve more than the normal risk of collectibility or present other unfavorable terms.

                       SECURITIES OWNERSHIP OF MANAGEMENT

        The following table sets forth, as of March 3, 1997, information concerning Metropolitan Common Shares beneficially owned by current directors of and nominees for director of Metropolitan, executive officers included in the Summary Compensation Table, and all directors, nominees for director and executive officers of Metropolitan and the Bank as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the Common Shares indicated.

    NAME OF INDIVIDUAL OR                                  AMOUNT AND NATURE                    PERCENT
NUMBER OF PERSONS IN GROUP                              OF BENEFICIAL OWNERSHIP                 OF CLASS
--------------------------                              -----------------------                 --------

Robert M. Kaye                                                   2,730,635                       77.5%
David G. Lodge                                                       7,500  (1)                   *
Malvin E. Bank                                                       7,500                        *
David P. Miller                                                      7,500                        *
Ralph D. Ketchum                                                     7,500                        *
James A. Karman                                                      2,500                        *
Robert R. Broadbent                                                 15,000                        *
Marjorie M. Carlson                                                  7,500                        *
Lois K. Goodman                                                      7,500  (2)                   *
Marguerite B. Humphrey                                               5,000                        *
Alfonse M. Mattia                                                   18,800  (3)                   *
Patrick W. Bevack                                                    4,000                        *
Michael DiAsio                                                           0                        *

All directors and executive officers as a group
     (13 persons)                                                2,820,935                       80.0%

--------------

(1)       Total does not include 600 Common Shares held by Mr. Lodge's children and 700 Common Shares held by Mr. Lodge's spouse, as to which Mr.
          Lodge disclaims beneficial ownership.
(2)       Total includes 4,000 Common Shares held by Ms. Goodman's husband, as to which Ms. Goodman disclaims beneficial ownership.
(3)       Total includes 8,200 Common Shares held in trust, for which Mr. Mattia is a trustee with sole investment and voting power, and 300 Common Shares held by Mr. Mattia's spouse, as to which Mr. Mattia disclaims beneficial ownership.
*         Represents less than 1% of Metropolitan's outstanding Common Shares.


                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        Except as set forth below, no person is known to Metropolitan at March 3, 1997 to own beneficially, within the meaning of the regulations of the Securities and Exchange Commission, more than 5% of Metropolitan's outstanding Common Shares.

 NAME AND ADDRESS                        AMOUNT AND NATURE
OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP        PERCENT OF CLASS
-------------------                   -----------------------        ----------------

Robert M. Kaye                                2,730,635                     77.5%
6001 Landerhaven Drive
Mayfield Heights, Ohio  44124

--------------


CHANGE IN CONTROL

        Metropolitan has a revolving credit agreement with The Huntington National Bank (the "Huntington Loan Agreement"). The Huntington Loan Agreement is a revolving line of credit for the first 24 month period and then it converts to a 36 month term note. The maximum permitted borrowing amount is $4.0 million. As collateral for the Huntington Loan Agreement, Mr. Kaye pledged a portion of his Common Shares in an amount at least equal in value to 200% of any outstanding balance. At March 3, 1997, there was no outstanding balance under the Huntington Loan Agreement.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION


COMPENSATION TABLE

        The following table sets forth certain information with respect to compensation provided by Metropolitan and its subsidiaries during the years ended December 31, 1994, 1995 and 1996, to its Chief Executive Officer and Metropolitan's other executive officers whose annual salary and bonus exceed $100,000.



                          SUMMARY COMPENSATION TABLE

                                                               ANNUAL COMPENSATION
                                                               -------------------

          NAME AND                FISCAL YEAR ENDED                                                 ALL OTHER
      PRINCIPAL POSITION             DECEMBER 31              SALARY          BONUS              COMPENSATION(1)
      ------------------            -------------             ------          -----              ---------------
   Robert M. Kaye,                       1996                   $295,000         $65,000(2)          $4,750
    Chairman of the                      1995                    255,000             ---              4,620
    Board                                1994                    220,000             ---              4,620

   David G. Lodge,                       1996                    205,000          65,000              4,750
    President                            1995                    175,000          50,000              4,571
                                         1994                    150,000          40,000              4,620

   Patrick W. Bevack,                    1996                    135,000           7,500              4,750
    Executive Vice                       1995                    125,000           7,000              4,275
    President(3)                         1994                    120,000           4,000              3,792

   Michael DiAsio,                       1996                     86,650          41,270(5)           2,113
    Senior Vice                          1995                     75,000           8,500              1,900
    President(4)                         1994                     66,100           2,500              2,025

--------------------------------
(1) Represents the Bank's contribution to the Metropolitan Savings Bank of Cleveland 401(K) Plan.
(2)       Paid January 1997.
(3) Mr. Bevack is Executive Vice President, Treasurer and Assistant Secretary of the Bank.
(4) Mr. DiAsio is Senior Vice President - Commercial Real Estate Lending of the Bank.
(5) $24,825 paid January 1997 and remainder to be paid over a two-year period beginning January 1, 1997 in increments of 20% paid every six months in accordance with the terms of the Commercial Real Estate Manager's Bonus Program.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Organization Committee of the Board of Directors of the Bank reviews all issues pertaining to the compensation of Mr. Kaye and Mr. Lodge, the two executive officers of Metropolitan and the Bank. The Committee submits its recommendations with regard to compensation to the full Board of Directors of the Bank for approval.

        As an overall evaluation tool used in setting the compensation for Mr. Kaye and Mr. Lodge, the Committee reviews a Bank Compensation Survey prepared annually by the accounting firm of Crowe Chizek and Company LLP. By studying this report, the Committee is able to review compensation levels and structures for banks with characteristics similar to Metropolitan. The Committee gives particular weight to banks with similar geographic location and similar asset size. The companies listed in the selected peer group used in developing the Performance Graph set forth below are companies included in the Bank Compensation Survey prepared by Crowe Chizek and Company LLP.

          Mr. Kaye's and Mr. Lodge's base salary and bonus are reviewed annually. In making its determinations with regard to salary and bonuses, the Committee evaluates the executive's level of responsibility and performance. In the past, the Committee has also taken the performance of the Bank into account by measuring the Bank's financial performance for the previous year in light of the internal projections and forecasts prepared by management for the period.

        Prior to 1996, Mr. Kaye received only base salary. His salary has traditionally been set by the Committee at a level competitive with salaries of chief executive officers of banks of similar geographic location and asset size. Mr. Kaye's salary for 1996 was $295,000. In addition, in January of 1997, the Committee determined that Mr. Kaye should receive a $65,000 bonus as part of his compensation for fiscal 1996. This increase in salary and bonus was based on Mr. Kaye's business planning and entrepreneurial skills, his vision, judgment and leadership as well as his excellent attention to detail. The Committee also recognized the excellent performance of Mr. Kaye in continuing to attract and retain outstanding officers and his overall management of those officers. The Committee awarded the bonus to Mr. Kaye in part due to the success of Metropolitan and the Bank during 1996. The determination of the bonus amount is completely within the discretion of the Committee.

        Mr. Lodge has traditionally received both salary and bonus. In 1996, Mr. Lodge's salary was $205,000. Mr. Lodge's salary is based in part on the recommendation of Mr. Kaye and has traditionally been set by the Committee at a level competitive with salaries of chief operating officers of banks of similar geographic location and asset size. In 1996, the Committee determined that Mr. Lodge was entitled to a bonus of $65,000. Although Mr. Lodge's bonus is also based in part on a recommendation by Mr. Kaye, the determination of the bonus amount is completely within the discretion of the Committee.

        In the past, including with respect to 1996 compensation, the compensation of the other Named Executive Officers, Mr. Bevack and Mr. DiAsio, has been determined by Mr. Lodge, after consultation with Mr. Kaye. Mr. Bevack has traditionally received both salary and bonus. Mr. Bevack's salary is set by Mr. Lodge at a level competitive with salaries of chief financial officers of banks of similar geographic location and asset size. In addition to his traditional salary, Mr. DiAsio earned his first bonus in fiscal 1996 pursuant to the Commercial Real Estate Manager's Bonus Program. The Commercial Real Estate Manager's Bonus Program entitles Mr. DiAsio to additional annual compensation based on loans procured by Mr. DiAsio during the prior twelve month period. The additional compensation is payable over a two-year period in 20% increments. Metropolitan is considering expanding the scope of the duties of the Committee to include an annual review of the terms and amount of the compensation of each of the Named Executive Officers.

                                                       Robert M. Kaye
                                                       Malvin E. Bank
                                                       Ralph D. Ketchum
                                                       James A. Karman


                                PERFORMANCE GRAPH

        The following chart compares the Corporation's Common Shares with (i) the Nasdaq Market Index and (ii) a selected peer group which includes all of the 305 publicly held savings and loan associations located in the United States. The chart assumes an investment of $100 on October 29, 1996, the day on which Metropolitan's Common Shares became publicly held, in each of the Corporation's Common Shares, the Nasdaq Market Index and the stocks in the selected peer group. The overall performance assumes dividend reinvestment throughout the period.

                        COMPARE CUMULATIVE TOTAL RETURN
                      AMONG METROPOLITAN FINANCIAL CORP.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX

               10/29/96            11/30/96        12/31/96
               --------            --------        --------

DOLLARS                        [TABLE - GRAPHIC]


    -- METROPOLITAN FINANCIAL CORP. -- MG PEER GROUP -- NASDAQ MARKET INDEX


                     ASSUMES $100 INVESTED ON OCT. 29, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1996

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Crowe, Chizek and Company LLP as Metropolitan's independent auditors for the fiscal year ending December 31, 1997, and to audit the books and accounts of Metropolitan for that year, subject to ratification of the selection by the shareholders at the 1997 Annual Meeting. Crowe, Chizek and Company LLP has been the independent auditors of Metropolitan since 1991.

        Representatives of Crowe, Chizek and Company LLP are expected to be present at the 1997 Annual Meeting and to be available to respond to appropriate questions. Their representatives will also be provided an opportunity to make a statement, if they desire to do so.

        Although shareholder approval of this appointment is not required by law or binding on the Board, the Board believes that shareholders should be given the opportunity to express their views. If the shareholders do not ratify the appointment of Crowe, Chizek and Company LLP as Metropolitan's independent auditors, the Board will consider this vote in determining whether or not to continue the engagement of Crowe, Chizek and Company LLP.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF CROWE, CHIZEK AND COMPANY LLP AS INDEPENDENT AUDITORS FOR METROPOLITAN FINANCIAL CORP. FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Under the securities laws of the United States, Metropolitan's directors and certain officers are required to report their ownership and changes in ownership of Metropolitan Common Shares to the SEC. The SEC has established certain due dates for these reports. Mr. Kaye was late in filing a single report in 1996 involving the purchase of 10,000 Common Shares. Mr. Mattia was also late in filing a single report involving two transactions. The two transactions that were reported on a late filing by Mr. Mattia were the purchase of 8,200 Common Shares on October 30, 1996 and the purchase of 2,500 Common Shares on October 29, 1996.


                           1998 SHAREHOLDER PROPOSALS

        Any shareholder of Metropolitan wishing to have a proposal considered for inclusion in Metropolitan's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of Metropolitan on or before December 10, 1997.


                                     GENERAL

        You are urged to complete, date, sign, and return your proxy card promptly in order to make certain your shares are voted at the 1997 Annual Meeting. Metropolitan Common Shares represented by properly executed proxy cards will be voted in accordance with any specification made thereon and, if no specification is made, will be voted for the election as directors of the nominees named herein and in favor of ratifying the appointment of Crowe, Chizek and Company LLP as independent auditors for the fiscal year ending December 31, 1997. The Board of Directors knows of no other matters which will be presented at the 1997 Annual Meeting. However, if other matters properly come before the 1997 Annual Meeting or any adjournment, the person or persons voting the proxy cards will vote them in accordance with their best judgment on such matters. Unless a broker's authority to vote on a particular matter is limited, abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal, as each abstention or broker non-vote would be one less vote in favor of a proposal.

        Any shareholder has the power to revoke his or her proxy at any time before it is voted at the 1997 Annual Meeting by giving written notice of such revocation to the Secretary of Metropolitan (which notice may be given by the filing of a duly executed proxy bearing a later date) or by attending the 1997 Annual Meeting and by giving notice of revocation in open meeting.

        Shareholders may only nominate a person for election as a director of Metropolitan at a meeting of shareholders if the nominating shareholder has strictly complied with the applicable notice and procedural requirements set forth in Metropolitan's Regulations, including, without limitation, timely providing to the Secretary of Metropolitan the requisite notice of the proposed nominee(s) containing all the information specified by the Regulations. Metropolitan will provide to any shareholder, without charge, a copy of the applicable procedures governing nomination of directors set forth in Metropolitan's Regulations upon request of the Secretary of Metropolitan.

        Metropolitan will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, personnel of Metropolitan and its subsidiaries may solicit the return of proxies in person, by telephone or through other forms of communication. Metropolitan personnel who participate in this solicitation will not receive any additional compensation for such solicitation. Metropolitan will request brokers, banks and other custodians, nominees and fiduciaries to send proxy material to beneficial owners and will, upon request, reimburse them for their expense in so doing.


                                            By Order of the Board of Directors



                                            MALVIN E. BANK
                                            Secretary

April 10, 1997

          METROPOLITAN
[LOGO]    FINANCIAL CORP.


                          METROPOLITAN FINANCIAL CORP.
                             6001 LANDERHAVEN DRIVE
                          MAYFIELD HEIGHTS, OHIO 44124
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby appoints Robert M. Kaye, David G. Lodge and Malvin E. Bank and each of them, with FULL power of substitution, as proxies to vote, as designated below, FOR and in the name of the undersigned all shares of common stock of Metropolitan Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of said CORPORATION scheduled to be held Tuesday, May 20, 1997 at 11:00 a.m. at the offices of said CORPORATION, 6001 Landerhaven Drive, Mayfield Heights, Ohio, or at any adjournment thereof.

         The Board of Directors recommends a FOR vote on the election of Directors and on the proposal to appoint Crowe, Chizek and Company
LLP. Please mark an X in one box under each item.

1.       ELECTION of three Class I directors:

        [ ]  FOR ALL NOMINEES        [ ]  WITHHOLD AUTHORITY TO VOTE FOR
             LISTED BELOW.                ALL NOMINEES LISTED BELOW.

      CLASS I-LOIS K GOODMAN, MARGUERITE B. HUMPHREY AND ALFONSE M. MATTIA

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space below:


2. Proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Corporation for the fiscal year ending December 31, 1997.
              [ ]    FOR      [ ]    AGAINST      [ ]     ABSTAIN

         METROPOLITAN
[LOGO]   FINANCIAL CORP.
C/O CORPORATE TRUST SERVICES
MD 1090F5
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OH 45263

                                  NAME APPEARS


                              fold and detach here
--------------------------------------------------------------------------------

In their discretion, the PROXIES are authorized to vote upon such other business as may properly come before the meeting.

  This PROXY when executed will be voted in the manner directed hereon by the undersigned SHAREHOLDER(S).
  If no direction is made, this PROXY will be voted FOR Proposals 1 and 2.
                   ALL FORMER PROXIES ARE HEREBY REVOKED.



                                 Dated:  _______________________________ , 1997



           NAME APPEARS                  --------------------------------------
                                                 (Signature of Shareholder)


                                         --------------------------------------
                                                 (Signature of Shareholder)

                                        (Please sign exactly as your name or
                                        names appear opposite. All joint owners
                                        should sign. When signing in a fiduciary capacity or as a corporate officer, please give your full title as such.)